                                                                    Exhibit 10.8

                     FIRST FEDERAL SAVINGS BANK OF AMERICA
                      EMPLOYEE SEVERANCE COMPENSATION PLAN


                                  PLAN PURPOSE

          The purpose of the First Federal Savings Bank of America Employee Severance Compensation Plan is to assure for First Federal Savings Bank of America (the "Bank") the services of Employees of the Bank in the event of a Change in Control (capitalized terms are defined in section 2.1) of FIRSTFED AMERICA BANCORP, INC. (the "Holding Company") or the Bank. The benefits contemplated by the Plan recognize the value to the Bank of the services and contributions of the Employees of the Bank and the effect upon the Bank resulting from the uncertainties of continued employment, reduced Employee benefits, management changes and relocations that may arise in the event of a Change in Control of the Bank or the Holding Company. The Bank's and the Holding Company's Boards of Directors believe that it is in the best interests of the Bank and the Holding Company to provide Employees of the Bank who have been with the Bank for a minimum of one year with such benefits in order to defray the costs and changes in Employee status that could follow a Change in Control. The Board of Directors believes that the Plan will also aid the Bank in attracting and retaining highly qualified individuals who are essential to its success and the Plan's assurance of fair treatment of the Bank's Employees will reduce the distractions and other adverse effects on Employees' performance in the event of a Change in Control.

                                   ARTICLE I
                             ESTABLISHMENT OF PLAN

          1.1  Establishment of Plan
               ---------------------

          As of the Effective Date of the Plan as defined herein, the Bank hereby establishes an employee severance compensation plan to be known as the "First Federal Savings Bank of America Employee Severance Compensation Plan." The purposes of the Plan are as set forth above.

          1.2  Applicability of Plan
               ---------------------

          The benefits provided by this Plan shall be available to all Employees of the Bank, who, at or after the Effective Date, meet the eligibility requirements of Article III, except for those executive officers who have entered into, or who enter into in the future, and continue to be subject to an employment or change in control agreement with the Employer.

          1.3  Contractual Right to Benefits
               -----------------------------

          This Plan establishes in each Participant a contractual right in consideration for meeting the eligibility requirements of the Plan, to the benefits to which each Participant is entitled hereunder, enforceable by the Participant against the Employer, Bank, or both.

                                   ARTICLE II
                          DEFINITIONS AND CONSTRUCTION

          2.1  Definitions
               -----------

          Whenever used in the Plan, the following terms shall have the meanings set forth below.

          (a) "Annual Compensation" of a Participant means and includes only regular wages, and salary during the most recent 12 months ended the date as of which Annual Compensation is to be determined, which are or would be includable in the gross income of the Participant receiving the same for federal income tax purposes.

          (b) "Bank" means First Federal Savings Bank of America or any successor as provided for in Article VII hereof.

          (c) "Change in Control" of the Bank or Holding Company shall mean an event of a nature that; (i) would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Holding Company within the meaning of the Home Owners' Loan Act of 1933, as amended, and the Rules and Regulations promulgated by the Office of Thrift Supervision (the "OTS") (or its predecessor agency), as in effect on the date hereof (provided, that in applying the definition of change in control as set forth under the Rules and Regulations of the OTS, the Board shall substitute its judgment for that of the OTS); or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Holding Company representing 20% or more of the Bank's or the Holding Company's outstanding securities except for any securities of the Bank purchased by the Holding Company in connection with the conversion of the Bank to the stock form and any securities purchased by any tax-qualified employee benefit plan of the Bank; or (B) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board; or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction occurs in which the Bank or Holding Company is not the resulting entity; provided, however, that such an event listed above will be deemed to have occurred or to have been effectuated upon the receipt of all required regulatory approvals not including the lapse of any statutory waiting periods; or (D) solicitations of shareholders of the Holding Company, by someone other than the current management of the Holding Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Holding Company or Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Holding Company shall be distributed; or (E) a tender offer is made for 20% or more of the voting securities of the Bank or the Holding Company.

          (d) "Disability" as it regards a particular Participant has the same meaning as in any long term disability plan ("LTD Plan") maintained by the Bank by which such Participant is covered, in the absence of such a LTD Plan, "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of an employee to perform the work customarily assigned to him. Additionally, a medical doctor selected or approved by the Board of Directors must advise the Board that it is either not possible to determine if or when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said employees lifetime.

          (e) "Disqualified Individual" means an individual who is an employee or independent contractor of the corporation and is, with respect to the corporation, (i) a shareholder, (ii) an officer, or (iii) a highly compensated individual, as all of these terms, including Disqualified Individual, are defined under Section 280G or the Code.

          (f) "Effective Date" means the date the Plan is approved by the Board of Directors of the Bank, or such other date as the Board shall designate in its resolution approving the Plan.

          (g) "Employee" means any Employee of the Bank or any subsidiary thereof who has completed at least one Year of Service with the Bank, or any subsidiary thereof, provided, however, that any Employee who is covered or hereinafter becomes covered by an employment contract or change in control agreement with the Employer shall not be considered to be an Employee for purposes of this Plan.

          (h) "Expiration Date" means a date ten (10) years from the Effective Date unless earlier terminated pursuant to Section 8.2 or extended pursuant to
Section 8.1.

          (i) "Employer" means the Bank or a subsidiary of the Bank or a parent of the Bank which has adopted the Plan pursuant to Article VI hereof.

          (j) "Holding Company" means FIRSTFED AMERICA BANCORP, INC., the holding company of the Bank.

          (k) "Just Cause" shall mean termination because of Participant's personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or other similar offenses) or any final cease-and desist order.

          (l) "Leave of Absence" and "LOA" mean (i) the taking of an authorized or approved leave of absence under the provisions of the federal Family and Medical Leave Act ("FMLA"), (ii) any state law providing qualitatively similar benefits as the FMLA, or (iii) a leave of absence authorized under the policies of the Bank. "Leave of Absence" and "LOA" are defined in this paragraph for the exclusive purposes of this Plan.

          (m) "Payment" means the payment of severance compensation as provided in Article IV hereof.

          (n) "Participant" means an Employee who meets the eligibility requirements of Article III.

          (o) "Plan" means the First Federal Savings Bank of America Employee Severance Compensation Plan.

          (p) "Year of Service" means each consecutive 12 month period, beginning with an Employee's date of hire and running without a termination of employment in which an Employee is credited with at least one hour of service in each of the 12 calendar months in such period. The taking of a LOA shall not eliminate a period of time from being a Year of Service if such period of time otherwise qualifies as such. Further if a particular 12 month period of time would not otherwise qualify under the Plan as a Year of Service because one hour of service is not credited during each month of such period due to the taking of a LOA, then such period of time shall be deemed to be a Year of Service for all other sections of this Plan.

          2.2  Applicable Law
               --------------

          The laws of the Commonwealth of Massachusetts shall be the controlling law in all matters relating to the Plan to the extent not preempted by Federal law.

          2.3  Severability
               ------------

          If a provision of this Plan shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

                                  ARTICLE III
                                  ELIGIBILITY

          3.1  Participation
               -------------

          The term Participant shall describe those Employees of the Bank who have completed at least one Year of Service with the Bank at the time of any termination pursuant to Section 4.2 herein. Notwithstanding the foregoing, persons who have entered into and continue to be covered by an employment contract or change in control agreement with the Employer shall not be entitled to participate in this Plan.

          3.2  Duration of Participation
               -------------------------

          A Participant shall cease to be a Participant in the Plan when the Participant ceases to be an Employee of the Bank or the Holding Company, unless such Participant is entitled to a Payment as provided in the Plan. A Participant entitled to receipt of a Payment shall remain a Participant in this Plan until the full amount of such Payment has been paid to the Participant.

                                   ARTICLE IV
                                    PAYMENTS

          4.1  Right to Payment
               ----------------

          A Participant shall be entitled to receive from the Bank or the Holding Company, but not both, a Payment in the amount provided in Section 4.3 if there has been a Change in Control of the Bank or the Holding Company and if, within one (1) year thereafter, the Participant's employment by the Bank or the Holding Company shall terminate for any reason specified in Section 4.2, whether the termination is voluntary or involuntary. A Participant shall not be entitled to a Payment if termination occurs by reason of death, voluntary retirement, voluntary termination other than for reasons specified in Section 4.2, Disability, or for Just Cause. Each Participant shall be entitled to only one payment under the provisions of this Plan.

          4.2  Reasons for Termination
               -----------------------

          Following a Change in Control, a Participant shall be entitled to a Payment if employment by the Bank or the Holding Company is terminated, voluntarily or involuntarily, for any one or more of the following reasons within one (1) year of the consummation of such a Change in Control:

          (a) The Employer reduces the Participant's (i) base salary (or regularly scheduled hours are increased without a pro rated increase in Base Salary); (ii) rate of compensation in the case of hourly employees; or (iii) the product of hourly rate of compensation on regularly scheduled hours (without regard to overtime) as in effect immediately prior to the Change in Control, or as the same may have been increased thereafter.

          (b) The Employer materially changes Participant's function, duties or responsibilities which would cause Participant's position to be one of lesser responsibility, importance or scope with the Employer than immediately prior to the change in control.

          (c) The Employer requires the Participant to change the location of the Participant's job or office, so that such Participant will be based at a location more than thirty (30) miles from the location of the Participant's job or office immediately prior to the Change in Control provided that such new location is not closer to Participant's home.

          (d) The Employer materially reduces the benefits and perquisites available to the Participant immediately prior to the Change in Control, provided, however, that a material reduction in benefits and perquisites generally provided to all Employees of the Bank on a nondiscriminatory basis would not trigger a payment pursuant to this Plan.

          (e) A successor to the Bank fails or refuses to assume the Bank's obligations under this Plan, as required by Article VII.

          (f) The Bank or any successor to the Bank breaches any other provisions of this Plan.

          (g) The Employer terminates the employment of a Participant at or after a Change in Control other than for Just Cause.

          4.3  Amount of Payment
               -----------------

          (a) Each Participant entitled to a Payment under this Plan shall receive from the Bank a lump sum cash payment equal to one-twelfth of Annual Compensation for each Year of Service up to a maximum of 199% of Annual Compensation.

          (b) Notwithstanding the provision of (a) above, if a Payment to a Participant who is a Disqualified Individual shall be in an amount which includes an Excess Parachute Payment, the Payment hereunder to that Participant shall be reduced to the maximum amount which does not include an Excess Parachute Payment. The terms "Disqualified Individual" and "Excess Parachute Payment" shall have the same meaning as defined in Section 280G of the Internal Revenue Code of 1986, as amended, or any successor section of similar import.

          The Participant shall not be required to mitigate damages on the amount of the Payment by seeking other employment or otherwise, nor shall the amount of such Payment be reduced by any compensation earned by the Participant as a result of employment after termination of employment hereunder.

          4.4  Time of Payment
               ---------------

          The Payment to which a Participant is entitled shall be paid to the Participant by the Bank or the Holding Company or its successor, in cash and in full, not later than twenty (20) business days after the termination of the Participant's employment. If any Participant should die after termination of the employment but before all amounts have been paid, such unpaid amounts shall be paid to the Participant's named beneficiary, if living, otherwise to the personal representative on behalf of or for the benefit of the Participant's estate.

          4.5  Suspension of Payment
               ---------------------

          Notwithstanding the foregoing, no payments or portions thereof shall be made under this Plan, if such payment or portion would result in the Bank failing to meet its minimum regulatory capital requirements as required by 12 C.F.R. Section 567.2 of the Office of Thrift Supervision Regulations. Any payments or portions thereof not paid shall be suspended until such time as their payment would not result in a failure to meet the Bank's minimum regulatory capital requirements. Any portion of benefit payments which have not been suspended will be paid on an equitable basis, pro rata based upon amounts due each Participant, among all eligible Participants.

                                   ARTICLE V
                     OTHER RIGHTS AND BENEFITS NOT AFFECTED

          5.1  Other Benefits
               --------------

          Neither the provisions of this Plan nor the Payment provided for hereunder shall reduce any amounts otherwise payable, or in any way diminish the Participant's rights as an Employee of the Bank or the Holding Company, whether existing now or hereafter, under any benefit, incentive, retirement, stock option, stock bonus, stock ownership or any employment agreement or other plan or arrangement.

          5.2  Employment Status
               -----------------

          This Plan does not constitute a contract of employment or impose on the Participant or the Participant's Employer any obligation to retain the Participant as an employee or Officer, to change the status of the Participant's employment, or to change the Employer's policies regarding termination of employment.

                                   ARTICLE VI
                            PARTICIPATING EMPLOYERS

          6.1 Upon approval by the Board of Directors of the Bank, this Plan may be adopted by any Subsidiary or Parent of the Bank. Upon such adoption, the Subsidiary or Parent shall become an Employer hereunder and the provisions of the Plan shall be fully applicable to the Employees of that Subsidiary or Parent. The term "Subsidiary" means any corporation in which the Bank, directly or indirectly, holds a majority of the voting power of its outstanding shares of capital stock. The term "Parent" means any corporation which holds a majority of the voting power of the Bank's outstanding shares of capital stock.

                                  ARTICLE VII
                             SUCCESSOR TO THE BANK

          7.1 The Bank shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank, expressly and unconditionally to assume and agree to perform the Bank's obligations under this plan, in the same manner and to the same extent that the Bank would be required to perform if no such succession or assignment had taken place.

                                  ARTICLE VIII
                      DURATION, AMENDMENT AND TERMINATION

          8.1  Duration
               --------

          If a Change in Control has not occurred, this Plan shall expire as of the Expiration Date, unless sooner terminated as provided in Section 8.2, or unless extended for an additional period or periods by resolution adopted by the Board of Directors of the Bank.

          Notwithstanding the foregoing, if a Change in Control occurs this Plan shall continue in full force and effect, and shall not terminate or expire until such date as all Participants who become entitled to Payments hereunder shall have received such Payments in full.

          8.2  Amendment and Termination
               -------------------------

          The Plan may be terminated or amended in any respect by resolution adopted by a majority of the Board of Directors of the Bank, unless a Change in Control has previously occurred. If a Change in Control occurs, the Plan no longer shall be subject to amendment, change, substitution, deletion, revocation or termination in any respect whatsoever.

          8.3  Form of Amendment
               -----------------

          The form of any proper amendment or termination of the Plan shall be a written instrument signed by a duly authorized officer or officers of the Bank, certifying that the amendment or termination has been approved by the Board of Directors. A proper amendment of the Plan automatically shall effect a corresponding amendment to each Participant's rights hereunder. A proper termination of the Plan automatically shall effect a termination of all Participants' rights and benefits hereunder.

          8.4  No Attachment
               -------------

          (a) Except as required by law, no right to receive payments under this Plan shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect such action shall be null, void, and of no effect.

          (b) This Plan shall be binding upon, and inure to the benefit of, Employee and the Bank and their respective successors and assigns.

                                   ARTICLE IX
                            LEGAL FEES AND EXPENSES

          9.1 All reasonable legal fees and other expenses paid or incurred by a party hereto pursuant to any dispute or question of interpretation relating to this Plan shall be paid or reimbursed by the Bank or the Holding Company if a Participant is found to have made a claim which is not without merit pursuant to any legal judgment, arbitration or settlement.

                                   ARTICLE X
                              REQUIRED PROVISIONS

          10.1 The Bank may terminate the Employee's employment at any time, but any termination by the Bank, other than Termination for Cause, shall not prejudice Employee's right to compensation or other benefits under this Agreement. Employee shall not have the right to receive compensation or other benefits for any period after termination for Just Cause as defined in Section
2.1 hereinabove.

          10.2 If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section 8(e)(3) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C.
Section 1818(e)(3) or (g)(1), the Bank's obligations under this contract shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Employee all or part of the compensation withheld while their contract obligations were suspended and (ii) reinstate (in whole or in part) any of the obligations which were suspended.

          10.3 If the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C.
Section 1818(e)(4) or (g)(1), all obligations of the Bank under this contract shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

          10.4 If the Bank is in default as defined in Section 3(x)(1) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1813(x)(1), all obligations of the Bank under this contract shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

          10.5 All obligations of the Bank under this contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the institution, (i) by the Director of the OTS (or his designee) or the Federal Deposit Insurance Corporation ("FDIC"), at the time FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1823(c); or (ii) by the Director of the OTS (or his designee) at the time the Director (or his designee) approves a supervisory merger to resolve problems related to the operations of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

          10.6 Any payments made to a Participant pursuant to this Agreement, or otherwise, are subject to and conditioned upon compliance with 12 U.S.C.
Section 1828(k) and any rules and regulations promulgated thereunder.

                                   ARTICLE XI
                           ADMINISTRATIVE  PROVISIONS

          11.1  Plan Administrator.  The administrator of the Plan shall be
                -------------------
under the supervision of the Board of Directors of the Bank or a Committee appointed by the Board (the "Board"). It shall be a principal duty of the Board to see that the Plan is carried out in accordance with its terms, for the exclusive benefit of persons entitled to participate in the Plan without discrimination among them. The Board will have full power to administer the Plan in all of its details subject, however, to the requirements of ERISA. For this purpose, the Board's powers will include, but will not be limited to, the following authority, in addition to all other powers provided by this Plan: (a) to make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan; (b) to interpret the Plan, its interpretation thereof in good faith to be final and conclusive on all persons claiming benefits under the Plan; (c) to decide all questions concerning the Plan and the eligibility of any person to participate in the Plan; (d) to compute the amount of Payment that will be payable to any Participant or other person in accordance with the provisions of the Plan, and to determine the person or persons to whom such benefits will be paid; (e) to authorize Payments; (f) to appoint such agents, counsel, accountants, consultants and actuaries as may be required to assist in administering the Plan; and (g) to allocate and delegate its responsibilities under the Plan and to designate other persons to carry out any of its responsibilities under the Plan, any such allocation, delegation or designation to be by written instrument and in accordance with Section 405 of ERISA.

          11.2  Named fiduciary.  The Board will be a "named fiduciary" for
                ----------------
purposes of Section 402(a)(1) of ERISA with authority to control and manage the operation and administration of the Plan, and will be responsible for complying with all of the reporting and disclosure requirements of Part 1 of Subtitle B of Title I of ERISA.

          11.3  Claims and review procedures.
                -----------------------------

          (a)  Claims procedure.  If any person believes he is being denied any
               -----------------
     rights or benefits under the Plan, such person may file a claim in writing with the Board. If any such claim is wholly or partially denied, the Board will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain (i) specific reasons for the denial, (ii) specific reference to pertinent Plan provisions, (iii) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary and (iv) information as to the steps to be taken if the person wishes to submit a request for review. Such notification will be given within 90 days after the claim is received by the Board (or within 180 days, if special circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to such person within the initial 90 day period). If such notification is not given within such period, the claim will be considered denied as of the last day of such period and such person may request a review of his claim.

          (b)  Review procedure.  Within 60 days after the date on which a
               -----------------
     person receives a written notice of a denied claim (or, if applicable, within 60 days after the date on which such denial is considered to have occurred) such person (or his duly authorized representative) may (i) file a written request with the Board for a review of his denied claim and of pertinent documents and (ii) submit written issues and comments to the Board. The Board will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain specific reasons for the decision as well as specific references to pertinent Plan provisions. The decision on review will be made within 60 days after the request for review is received by the Board (or within 120 days, if special circumstances require an extension of time for processing the requests such as an election by the Board to hold a hearing, and if written notice of such extension and circumstances is given to such person within the initial 60 day period). If the decision on review is not made within such period, the claim will be considered denied.

     11.4 Nondiscriminatory exercise of authority.  Whenever, in the
          ----------------------------------------
administration of the Plan, any discretionary action by the Board is required, the Board shall exercise its authority in a nondiscriminatory manner so that all persons similarly situated will receive substantially the same treatment.

     11.5 Indemnification of Board.  The Bank will indemnify and defend to the
          -------------------------
fullest extent permitted by law any person serving on the Board or as a member of a committee designated as Board (including any person who formerly served as a Board member or as a member of such committee) against all liabilities, damages, costs and expenses (including attorneys fees and amounts paid in settlement of any claims approved by the Bank) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.

     11.6  "Plan Year"  means the period beginning on the Effective Date and
           -----------
ending on July 2, 1997 and the 12 consecutive-month period ending each year thereafter.

     11.7 Benefits solely from general assets.  The benefits provided hereunder
          ------------------------------------
will be paid solely from the general assets of the Bank. Nothing herein will be construed to require the Bank or the Board to maintain any fund or segregate any amount for the benefit of any Participant, and no Participant or other person shall have any claim against, right to, or security or other interest in, any fund, account or asset of the Bank from which any payment under the Plan may be made.



Having been adopted by its Board of Directors on __________________, 1996, this Plan is executed by its duly authorized officers this ____ the day of ____________________, 1996.


Attest                              FIRST FEDERAL SAVINGS BANK
                                    OF AMERICA



________________________________    By:  ___________________________
Secretary



     Having been adopted by its Board of Directors on _______________, 1996, this Plan is executed by its duly authorized officers this ____ day of _________________, 1996.


Attest                              FIRSTFED AMERICA BANCORP, INC.

___________________________         _____________________________
Secretary